UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 30, 2020
(Date of earliest event reported)
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BLOOM ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

001-38598
Commission File Number
___________________________________________

Delaware	77-0565408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

408 543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value	“BE”	New York Stock Exchange

(1)	Our Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2020, Bloom Energy Corporation (the "Company" or "Bloom") issued a press release announcing that Gregory Cameron has been appointed to serve as the Company’s Chief Financial Officer (principal financial officer and principal accounting officer) effective April 1, 2020. Mr. Cameron succeeds Randy Furr whose retirement was previously announced and who has retired effective March 31, 2020. The Company’s press release announcing Mr. Cameron’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Mr. Cameron, 51, joins Bloom from General Electric Company where he served as President and Chief Executive Officer, Global Operations-GE Company from 2018 through 2019 and as President and Chief Executive Officer, Global Legacy Solutions-GE Capital from 2016 through 2018. Prior to 2016, he served in various senior roles with General Electric, including as Chief Financial Officer, Americas-GE Capital from 2009 through 2016.
Mr. Cameron has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Cameron’s appointment, the Company entered into a letter agreement with Mr. Cameron (the “Offer Letter”) which established his compensation, as summarized below.
Salary; Annual Incentive Bonus. Mr. Cameron’s annual base salary will be $550,000. Mr. Cameron will be eligible to participate in the Company’s Incentive (Bonus) Plan with a target annual incentive bonus of 100% of his annual base salary. Pursuant to the terms of the Offer Letter, Mr. Cameron is guaranteed 100% of his bonus opportunity for 2020, pro-rated based on his start date.
Sign-On Bonus; Relocation Payment. Mr. Cameron will receive a sign-on bonus of $200,000 and a travel expense allowance of $25,000. In addition, he will receive a relocation payment of $150,000 to assist in his relocation to the San Francisco Bay Are, the payment of which will be made in 2021 conditioned upon his relocation to the San Francisco Bay Area not later than July 2021.
Equity Awards. Mr. Cameron will receive equity grants for the number of shares of Bloom Class A common stock, as follows:

1.
Non-qualified stock options to purchase 200,000 shares of Class A common stock. Twenty-five percent (25%) of the stock options granted will vest on the first year anniversary of the grant date. The remaining will vest at a rate of 1/36th per month until the option is fully vested over four years, subject to Mr. Cameron’s continued employment and the Company’s standard terms and conditions.

2.
Performance stock units (“PSUs”) for 200,000 shares of the Company's Class A common stock. Thirty-three percent (33%) of the shares subject to the PSUs will vest on the one-year anniversary of the grant, subject to the achievement of certain performance metrics and the remaining shares shall vest ratably and annually on the anniversary date of the grant and subject to the achievement of certain performance metrics, over the following two years until the third anniversary of the grant date. In case of an over-achievement of the performance metrics, the number of shares will be increased by a factor of up to 100%. The performance metrics, as well as the over-achievement scale will be established by the Company's Chief Executive Officer and approved by the Compensation Committee of the Board within 30 days of April 1, 2020.

Change in Control and Severance Agreement. The Company has entered into a Change of Control and Severance Agreement with Mr. Cameron, the terms and conditions of which are set forth in Attachment B to the Offer Letter attached hereto as Exhibit 10.1 and which are incorporated by reference herein.
The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter attached hereto as Exhibit 10.1.

Item 9.01                          Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 30, 2020
10.1	Offer Letter between the Company and Gregory Cameron, dated March 20, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	April 1, 2020	By:	/s/ Shawn Soderberg
Shawn Soderberg
EVP, General Counsel and Secretary